[CHASE LOGO]

                            GLOBAL CUSTODY AGREEMENT


     AGREEMENT, effective April 19, 1996, between THE CHASE MANHATTAN BANK, N.A. (the "Bank") and THE VANGUARD GROUP, INC. (the "Customer") on behalf of certain of its portfolios listed on Schedule A hereto (individually a "Portfolio" and collectively the "Portfolios").


1.       CUSTOMER ACCOUNTS.

     The  Bank  agrees  to  establish  and  maintain  the   following   accounts
("Accounts"):

(a) A custody account in the name of the Customer on behalf of each Portfolio ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by the Bank or its Subcustodian (as defined in Section 3) for the account of the Customer ("Securities"); and

(b) A deposit account in the name of the Customer ("Deposit Account") for any and all cash in any currency received by the Bank or its Subcustodian for the account of the Customer, which cash shall not be subject to withdrawal by draft or check.

     The Customer warrants its authority to: 1) deposit the cash and Securities ("Assets") received in the Accounts and 2) give Instructions (as defined in
Section 11) concerning the Accounts. In the case of fungible Securities, the Bank may deliver securities of the same class and in the same number in place of those deposited in the Custody Account.

     Upon written agreement between the Bank and the Customer, additional Accounts may be established and separately accounted for as additional Accounts under the terms of this Agreement.

2.       MAINTENANCE OF SECURITIES AND CASH AT BANK AND SUBCUSTODIAN LOCATIONS.

     Unless Instructions specifically require another location acceptable to the
Bank:

(a) Securities will be held in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired; and

(b) Cash will be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

     Cash  may  be  held  pursuant  to   Instructions   in  either  interest  or
non-interest bearing accounts as may be available for the particular currency. To the extent Instructions are issued and the Bank can comply with such

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Instructions,  the Bank is  authorized  to maintain cash balances on deposit for the Customer with itself or one of its affiliates at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as the Customer may direct, if acceptable to the Bank.

     If the Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by the Bank and the Customer.

3.       SUBCUSTODIANS AND SECURITIES DEPOSITORIES.

     The Bank may act under this Agreement through the subcustodians listed in Schedule B of this Agreement with which the Bank has entered into subcustodial agreements ("Subcustodians"). The Customer authorizes the Bank to hold Assets in the Accounts in accounts which the Bank has established with one or more of its branches or Subcustodians. The Bank and Subcustodians are authorized to hold any of the Securities in their account with any securities depository in which they participate.

     The Bank reserves the right to add new, replace or remove Subcustodians. The Customer will be given reasonable notice by the Bank of any amendment to Schedule B. Upon request by the Customer, the Bank will identify the name, address and principal place of business of any Subcustodian of the Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

4.       USE OF SUBCUSTODIAN.

(a) The Bank will identify the Assets on its books as belonging to the Customer.

(b) A Subcustodian will hold such Assets together with assets belonging to other customers of the Bank in accounts identified on such Subcustodian's books as special custody accounts for the exclusive benefit of customers of the Bank.

(c) Any Assets in the Accounts held by a Subcustodian will be subject only to the instructions of the Bank or its agent. Any Securities held in a securities depository for the account of a Subcustodian will be subject only to the instructions of such Subcustodian.

(d) Any agreement the Bank enters into with a Subcustodian for holding its customer's assets shall provide that: (i) such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian except for safe custody or administration, (ii) the beneficial ownership of such assets will be freely transferable without the payment of money or value other than for safe custody or administration;
     (iii) adequate records will be maintained identifying the assets held pursuant to such agreement as belonging to the customers of the Bank; (iv) subject to applicable law, Subcustodian shall permit independent public accountants for Bank and customers of the Bank reasonable access to Subcustodian's books and records as they pertain to the subcustody account in connection with such accountants' examination of the books and records of such account; and (v) the Bank will receive periodic reports with respect to the safekeeping of assets in the subcustody account, including advices and/or notifications of any transfers to or from such subcustody account. The foregoing shall not apply to the extent of any special agreement or arrangement made by the Customer with any particular Subcustodian.

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(e)  Upon  request  of the  Customer,  the Bank shall  deliver  to the  Customer annually a report stating: (i) the identity of each Subcustodian then acting on behalf of the Bank and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian; (ii) the countries in which each Subcustodian is located; and
     (iii) as long as SEC Rule 17f-5 under the Investment Company Act of 1940 ("Act"), as amended, requires the Customer's Board of Directors/Trustees
     directly  to  approve  its  foreign   custody   arrangements,   such  other
     information relating to such Subcustodians as may reasonably be requested by the Customer to ensure compliance with Rule 17f-5. As long as Rule 17f-5 requires the Customer's Board of Directors/Trustees directly to approve its foreign custody arrangements, the Bank shall also furnish annually to the Customer information concerning such Subcustodians similar in kind and scope as that furnished to the Customer in connection with the initial approval hereof. The Bank shall advise the Customer of any material adverse changes in the facts or circumstances upon which such information is based where such changes would affect the eligibility of the Subcustodian under Rule 17f-5 as soon as practicable after it becomes aware of any such material adverse changes in the normal course of its custodial activities.

5.       DEPOSIT ACCOUNT TRANSACTIONS

(a) The Bank or its Subcustodians will make payments from the Deposit Account upon receipt of Instructions which include all information required by the Bank.

(b) In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account, the Bank, in its discretion, may advance the Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by the Bank on similar loans.

(c) If the Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, the Customer will promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or
     (ii) that such amount was incorrectly credited. If the Customer does not promptly return any amount upon such notification, the Bank shall be entitled, upon oral or written notification to the Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. The Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for the Customer upon Instructions after consultation with the Customer.

6.       CUSTODY ACCOUNT TRANSACTIONS.

(a) Securities will be transferred, exchanged or delivered by the Bank or its Subcustodian upon receipt by the Bank of Instructions which include all information required by the Bank. Settlement and payment for Securities received for, and delivery of Securities out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs. Delivery of Securities out of the Custody Account may also be made in any manner specifically required by Instructions acceptable to the Bank.

(b) The Bank, in its discretion, may credit or debit the Accounts on a contractual settlement date with cash or Securities with respect to any sale, exchange or purchase of Securities. Otherwise, such transactions will be credited or debited to the Accounts on the date cash or Securities are actually received by the Bank and reconciled to the Account.

         (i) The Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by the Bank in its discretion, after

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

          the contractual settlement date for the related transaction; provided that, where feasible, the Bank shall give Customer prior notification of any such reversal and otherwise shall give notification promptly thereafter. Where the foregoing notification is oral, the Bank shall promptly provide written confirmation of the same (which confirmation may be electronic).

         (ii) If any Securities delivered pursuant to this Section 6 are returned by the recipient thereof, the Bank may reverse the credits and debits of the particular transaction at any time.

7.       ACTIONS OF THE BANK.

     The Bank shall follow Instructions received regarding assets held in the Accounts. However, until it receives Instructions to the contrary, the Bank will:

     (a) Present for payment any Securities which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that the Bank or Subcustodian is actually aware of such opportunities.

     (b) Execute in the name of the Customer such ownership and other certificates as may be required to obtain payments in respect of Securities.

     (c) Exchange interim receipts or temporary Securities for definitive Securities.

     (d)  Appoint  brokers  and  agents  for  any   transaction   involving  the
          Securities, including, without limitation, affiliates of the Bank or any Subcustodian.

     (e) Issue statements to the Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

         The Bank will send the Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. Unless the Customer sends the Bank a written exception or objection to any Bank statement within ninety (90) days of receipt, the Customer shall be deemed to have approved such statement. In such event, or where the Customer has otherwise approved any such statement, the Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom as though it had been settled by the decree of a court of competent jurisdiction in an action where the Customer and all persons having or claiming an interest in the Customer or the Customer's Accounts were parties.

         All collections of funds or other property paid or distributed in respect of Securities in the Custody Account shall be made at the risk of the Customer. Subject to the standard of care in ss.12 hereof, the Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Bank or by its Subcustodians of any payment, redemption or other transaction regarding Securities in the Custody Account in respect of which the Bank has agreed to take any action under this Agreement.

8.   CORPORATE ACTIONS; PROXIES; TAX RECLAIMS.

     a. Corporate Actions. Whenever the Bank receives information concerning the Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to

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          securities  holders  ("Corporate  Actions"),  the Bank  will  give the
          Customer written notice (which may be electronic) of such Corporate Actions to the extent that the Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

         When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, the Bank will endeavor to obtain Instructions from the Customer or its Authorized Person (as defined in ss.10 hereof), but if Instructions are not received in time for the Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good faith, to be appropriate in which case it shall be held harmless for any such action.

          b.   Proxy Voting.
         -------------------
          With respect to domestic U.S. and Canadian Securities (the latter if held in DTC), the Bank will send to the Customer or the Authorized Person (as defined in ss.10) for a Custody Account, such proxies (signed in blank, if issued in the name of the Bank's nominee or the nominee of a central depository) and communications with respect to Securities in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by the Bank for forwarding to its customers. In addition, the Bank will follow coupon payments, redemptions, exchanges or similar matters with respect to Securities in the Custody Account and advise the Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Securities, in each case, of which the Bank has received notice from the issuer of the Securities, or as to which notice is published in publications routinely utilized by the Bank for this purpose. With respect to Securities other than the foregoing, the Bank will deliver proxies to the Customer or its designated agent pursuant to the special arrangements which may have been agreed to in writing. As of the date hereof, there is no such agreement.

          c.   Tax Reclaims.
          ------------------
     (i) Subject to the provisions hereof, the Bank will apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Securities for the benefit of the Customer which the Bank believes may be available to such Customer. Where such reports are available, the Bank shall periodically report to Customer concerning the making of applications for a reduction of withholding tax and refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Securities for the benefit of the Customer.

     (ii) The provision of tax reclaim services by the Bank is conditional upon the Bank receiving from the beneficial owner of Securities (A) a declaration of its identity and place of residence and (B) certain other documentation (pro forma copies of which are available from the Bank). The Bank shall use reasonable means to advise the Customer of the declarations, documentation and information which the Customer is to provide to the Bank in order for the Bank to provide the tax reclaim services described herein. The Customer acknowledges that, if the Bank does not receive such declarations, documentation and information, additional United Kingdom taxation will be deducted from all income received in respect of Securities issued outside the United Kingdom and that U.S. non-resident alien tax or U.S. backup withholding tax will be deducted from U.S. source income. The Customer shall provide to the Bank such documentation and information as it may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. The Customer undertakes to notify the Bank immediately if any such information requires updating or amendment.

     (iii) The Bank shall not be liable to the Customer or any third party for any tax, fines or penalties payable by the Bank or the Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by the Customer or any

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

     third party, or as a result of the provision to the Bank or any third party of inaccurate or misleading information or the withholding of material information by the Customer or any other third party, or as a result of any delay of any revenue authority or any other matter beyond the control of the Bank.

     (iv) The Customer confirms that the Bank is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Securities or Cash Accounts.

     (v) The Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to the Customer from time to time and the Bank may, by notification in writing, at its absolute discretion, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this sub-clause, the Bank shall have no responsibility with regard to the Customer's tax position or status in any jurisdiction. Except as provided in ss.8(c)(ii) and pursuant to Instructions, the Bank shall take no action in the servicing of the Customer's Securities which, in and of itself, creates a taxable nexus for the Customer in any jurisdiction other than with respect to interest, dividends and capital gains that may otherwise be subject to tax by such jurisdiction with respect to a foreign investor not otherwise engaged in a trade or business in such jurisdiction in a given taxable year. Bank shall not be liable for any tax liability caused, directly or indirectly, by Customer's actions or status in any jurisdiction.

     (vi) In connection with obtaining tax relief, the Customer confirms that the Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to the Customer or the Securities and/or Cash held for the Customer. This provision does not authorize any other voluntary disclosure to any revenue authority or any governmental body without the prior written consent of Customer.

     (vii) Tax reclaim services may be provided by the Bank or, in whole or in part, by one or more third parties appointed by the Bank (which may be affiliates of the Bank); provided that the Bank shall be liable for the performance of any such third party to the same extent as the Bank would have been if it performed such services itself.

9.       NOMINEES.

         Securities which are ordinarily held in registered form may be registered in a nominee name of the Bank, Subcustodian or securities depository, as the case may be. The Bank may without notice to the Customer cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Customer. In the event that any Securities registered in a nominee name are called for partial redemption by the issuer, the Bank may allot the called portion to the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable.
The Customer agrees to hold the Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Securities in the Custody Account.

10.      AUTHORIZED PERSONS.

         As used in this Agreement, the term "Authorized Person" means employees or agents including investment managers as have been designated by written notice from the Customer or its designated agent to act on behalf of the Customer under this Agreement. Such persons shall continue to be Authorized Persons until such time as the Bank receives Instructions from the Customer or its designated agent that any such employee or agent is no longer an Authorized Person.

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11.      INSTRUCTIONS.

         The term "Instructions" means instructions of any Authorized Person received by the Bank, via telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to the Bank which the Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded.

         Any Instructions delivered to the Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but the Customer will hold the Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or the Bank's failure to produce such confirmation at any subsequent time. The Bank may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. The Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which the Bank shall make available to the Customer or its Authorized Persons.


12.      STANDARD OF CARE; LIABILITIES.

     (a) The Bank shall be responsible for the performance of only such duties as are set forth in this Agreement or expressly contained in Instructions which are consistent with the provisions of this Agreement as follows:

     (i) The Bank will use reasonable care with respect to its obligations under this Agreement and the safekeeping of Assets. The Bank shall be liable to the Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of such Assets to the same extent that the Bank would be liable to the Customer if the Bank were holding such Assets in New York. In the event of any loss to the Customer by reason of the failure of the Bank or its Subcustodian to utilize reasonable care, the Bank shall be liable to the Customer only to the extent of the Customer's direct damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances. The Bank will not be responsible for the insolvency of any Subcustodian which is not a branch or affiliate of Bank.

     (ii) The Bank will not be responsible for any act, omission, default or the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith.

     (iii)(a)The Bank shall be indemnified by, and without liability to the Customer for any action taken or omitted by the Bank whether pursuant to Instructions or otherwise pursuant to this Agreement if such act or omission was in good faith, without negligence. In performing its obligations under this Agreement, the Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed. (b) The Bank shall hold Customer harmless from, and shall indemnify Customer for, any loss, liability, claim or expense incurred by Customer (including, but not limited to, Customer's reasonable legal fees) to the extent that such loss, liability, claim or expense arises from the negligence or willful misconduct on the part of the Bank itself. In no event shall the Bank be liable for special, indirect or consequential loss or

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

          damage of any kind whatsoever (including but not limited to lost profits), even if the Bank has been advised of the likelihood of such loss or damage and regardless of the form of action.

     (iv) The Customer agrees to pay for and hold the Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses with respect to income from or Assets in the Accounts.

     (v) The Bank shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     (vi) The Bank need not maintain any insurance for the benefit of the Customer.

     (vii)Without limiting the foregoing, the Bank shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Assets in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

     (viii) Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

     (b)  Consistent  with and  without  limiting  the first  paragraph  of this
Section 12, it is specifically acknowledged that the Bank shall have no duty or responsibility to:

     (i) question Instructions or make any suggestions to the Customer or an Authorized Person regarding such Instructions;

     (ii) supervise or make recommendations with respect to investments or the retention of Securities;

     (iii)advise the Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 5(c) of this Agreement;

     (iv) evaluate or report to the Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement;

     (v) except for trades settled at DTC where the broker provides to the Bank the trade confirmation and the Customer provides for the Bank to receive the trade instruction, review or reconcile trade confirmations received from brokers. The Customer or its Authorized Persons (as defined in Section 10) issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by the Bank.

     (c) The Customer authorizes the Bank to act under this Agreement notwithstanding that the Bank or any of its divisions or affiliates may have a material interest in a transaction, or circumstances are such that the Bank may have a potential conflict of duty or interest including the fact that the Bank or any of its affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Securities, act as a lender to the issuer of Securities, act in the same transaction as agent for more than one customer, have a material interest in the issue of Securities, or earn profits from any of the activities listed herein.


13.      FEES AND EXPENSES.

         The Customer agrees to pay the Bank for its services under this Agreement such amount as may be agreed upon in writing ("Fee Schedule"), together with the Bank's reasonable out-of-pocket or incidental expenses (as further defined in the Fee Schedule), including, but not limited to, legal fees. The Bank shall have a lien on and is authorized to charge any Accounts of the applicable Portfolio for any amount owing to the Bank under any provision of this Agreement.

14.      MISCELLANEOUS.

         (a)  Foreign  Exchange  Transactions.
              -------------------------------
To facilitate the administration of the Customer's trading and investment activity, the Bank is authorized to enter into spot or forward foreign exchange contracts with the Customer or an Authorized Person for the Customer and may also provide foreign exchange through its subsidiaries, affiliates or Subcustodians. Instructions, including standing instructions, may be issued with respect to such contracts but the Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where the Bank, its subsidiaries, affiliates or Subcustodians enter into a foreign exchange contract related to Accounts, the terms and conditions of the then current foreign exchange contract of the Bank, its subsidiary, affiliate or Subcustodian and, to the extent not inconsistent, this Agreement shall apply to such transaction.


         (b) Certification of Residency, etc.
             --------------------------------
The Customer certifies that it is a resident of the United States and agrees to notify the Bank of any changes in residency. The Bank may rely upon this certification or the certification of such other facts as may be required to administer the Bank's obligations under this Agreement. The Customer will indemnify the Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

         (c) Access to Records.
             ------------------
The Bank shall allow the Customer's independent public accountant reasonable access to the records of the Bank relating to the Assets as is required in connection with their examination of books and records pertaining to the Customer's affairs. Subject to restrictions under applicable law, the Bank shall also obtain an undertaking to permit the Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Assets as may be required in connection with the examination of the Customer's books and records.

         (d)  Governing        Law;        Successors        and       Assigns.
              -----------------------------------------------------------------
This Agreement shall be governed by the laws of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Bank.

         (e)  Entire Agreement; Applicable Riders.
              ------------------------------------
Customer represents that the Assets deposited in the Accounts are Mutual Fund assets subject to certain Securities and Exchange Commission ("SEC") rules and regulations.

         This Agreement consists exclusively of this document together with Schedules A and B, Exhibits I - II _______ and the following Rider(s) [Check applicable rider(s)]:

           X     MUTUAL FUND
          -----

                SPECIAL TERMS AND CONDITIONS
          ----

         There are no other provisions of this Agreement and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment to this Agreement must be in writing, executed by both parties.

         (f)  Severability.
              -------------
In the event that one or more provisions of this Agreement are held invalid, illegal or enforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

         (g)  Waiver.
              -------
Except as otherwise provided in this Agreement, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

         (h)  Notices.
              --------
All notices under this Agreement shall be effective when actually received. Any notices or other communications which may be required under this Agreement are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing:

         Bank:             The Chase Manhattan Bank, N.A.
                           4 Chase MetroTech Center
                           Brooklyn, NY  11245
                           Attention:  Global Custody Division

                           or telex:___________________________

         Customer:         The Vanguard Group, Inc.
                           100 Vanguard Boulevard
                           Malvern, PA 19355
                           Attention:  Fund Financial Services

                           or telex:__________________________


         (i) Termination.
             ------------
This  Agreement  may be  terminated  by the Customer or the Bank by giving sixty
(60) days written notice to the other, provided that such notice to the Bank shall specify the names of the persons to whom the Bank shall deliver the Assets in the Accounts. If notice of termination is given by the Bank, the Customer shall, within sixty (60) days following receipt of the notice, deliver to the Bank Instructions specifying the names of the persons to whom the Bank shall deliver the Assets. In either case the Bank will deliver the Assets to the persons so specified, after deducting any amounts which the Bank determines in good faith to be owed to it under Section 13. If within sixty (60) days following receipt of a notice of termination by the Bank, the Bank does not receive Instructions from the Customer specifying the names of the persons to whom the Bank shall deliver the Assets, the Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to the Bank.


                                  THE VANGUARD GROUP, INC.

                                  By:_/s Karen E. West__________________________
                                  Title: Principal/Controller


                                  THE CHASE MANHATTAN BANK, N.A.

                                  By:  /s Michelle David________________________
                                  Title:  Vice President

STATE OF PENNSYLVANIA      )
                                  :  ss.
COUNTY OF CHESTER          )


On this 19th day of April, 1996, before me personally came Karen E. West, to me known, who being by me duly sworn, did depose and say that he/she resides in Malvern, Pennsylvania; that he/she is Controller of The Vanguard Group, Inc., the entity described in and which executed the foregoing instrument; that he/she knows the seal of said entity, that the seal affixed to said instrument is such seal, that it was so affixed by order of said entity, and that he/she signed his/her name thereto by like order.

Sworn to before me this 19th
day of April, 1996.

/s Rosemarie A. Sciarretta
Notary

STATE OF NEW YORK          )
                                  :  ss.
COUNTY OF NEW YORK         )


         On this 22nd day of April,1996, before me personally came Michelle David, to me known, who being by me duly sworn, did depose and say that he/she resides in Brooklyn, New York at 4 Metrotech Center, Brooklyn, New York 11245; that he/she is a Vice President of THE CHASE MANHATTAN BANK, (National
Association), the corporation described in and which executed the foregoing instrument; that he/she knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.

Sworn to before me this 22nd
day of April, 1996.

/s Layee Ng
Notary

                    Mutual Fund Rider to Global Custody Agreement
                     Between The Chase Manhattan Bank, N.A. and
                               The Vanguard Group, Inc.
                               effective April 19, 1996


         Customer represents that the Assets being placed in the Bank's custody are subject to the Investment Company Act of 1940 (the Act), as the same may be amended from time to time.

         Except to the extent that the Bank has specifically agreed to comply with a condition of a rule, regulation, interpretation promulgated by or under the authority of the SEC or the Exemptive Order applicable to accounts of this nature issued to the Bank (Investment Company Act of 1940, Release No. 12053, November 20, 1981), as amended, or unless the Bank has otherwise specifically agreed, the Customer shall be solely responsible to assure that the maintenance of Assets under this Agreement complies with such rules, regulations, interpretations or exemptive order promulgated by or under the authority of the Securities Exchange Commission.



         THE FOLLOWING MODIFICATIONS ARE MADE TO THE AGREEMENT:


         SECTION 3.  SUBCUSTODIANS AND SECURITIES DEPOSITORIES.
                     ------------------------------------------

         Add the following language to the end of Section 3:

         The terms Subcustodian and securities depositories as used in this Agreement shall mean a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository, which are further defined as follows:

          (a) "qualified U.S. Bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the Investment Company Act of 1940;

          (b) "eligible foreign custodian" shall mean (i) a banking institution or trust company incorporated or organized under the laws of a country other than the United States that is regulated as such by that country's government or an agency thereof and that has shareholders' equity in excess of

          $200 million in U.S. currency (or a foreign currency equivalent thereof), (ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders' equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereof) (iii) a banking institution or trust company incorporated or organized under the laws of a country other than the United States or a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States which has such other qualifications as shall be specified in Instructions and approved by the Bank; or (iv) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC; and

          (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling securities or equivalent book-entries in that country, or (ii) a transnational system for the central handling of securities or equivalent book-entries.

         The Customer represents that its Board of Directors has approved each of the Subcustodians listed in Schedule B to this Agreement and the terms of the subcustody agreements between the Bank and each Subcustodian, which are attached as Exhibits I through of Schedule B, and further represents that its Board has determined that the use of each Subcustodian and the terms of each subcustody agreement are consistent with the best interests of the Fund(s) and its (their) shareholders. The Bank will supply the Customer with any amendment to Schedule B for approval. The Customer has supplied or will supply the Bank with certified copies of its Board of Directors resolution(s) with respect to the foregoing prior to placing Assets with any Subcustodian so approved.



         Section 11.  Instructions.
                      -------------

         Add the following language to the end of Section 11:

         Deposit Account Payments and Custody Account Transactions made pursuant to Section 5 and 6 of this Agreement may be made only for the purposes listed below. Instructions must specify the purpose for which any transaction is to be made and Customer shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Customer by law or as may be set forth in its prospectus.

(a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions;

(b) When Securities are called, redeemed or retired, or otherwise become payable;

(c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

(d)  Upon   conversion  of  Securities   pursuant  to  their  terms  into  other
     securities;

(e) Upon exercise of subscription, purchase or other similar rights represented by Securities;

(f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses;

(g) In connection with any borrowings by the Customer requiring a pledge of Securities, but only against receipt of amounts borrowed;

(h)  In  connection  with  any  loans,  but only  against  receipt  of  adequate
     collateral   as  specified  in   Instructions   which  shall   reflect  any
     restrictions applicable to the Customer;

(i) For the purpose of redeeming shares of the capital stock of the Customer and the delivery to, or the crediting to the account of, the Bank, its Subcustodian or the Customer's transfer agent, such shares to be purchased or redeemed;

(j) For the purpose of redeeming in kind shares of the Customer against delivery to the Bank, its Subcustodian or the Customer's transfer agent of such shares to be so redeemed;

(k) For delivery in accordance with the provisions of any agreement among the Customer, the Bank and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Customer;

(l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to the Bank of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, the Bank will receive from brokers the Securities previously deposited. The Bank will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return;

(m) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

(n) For other proper purposes as may be specified in Instructions issued by an officer of the Customer which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a certification that the purpose is a proper purpose under the instruments governing the Customer; and

(o)  Upon the termination of this Agreement as set forth in Section 14(i).


Section 12. Standard of Care; Liabilities.
            ------------------------------

Add  the following subsection (c) to Section 12:

(c) The Bank hereby warrants to the Customer that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. bank, each eligible foreign custodian and each eligible foreign securities depository holding the Customer's Securities pursuant to this Agreement afford protection for such Securities at least equal to that afforded by the Bank's established procedures with respect to similar securities held by the Bank and its securities depositories in New York.


Section 14. Access to Records.
------------------------------

Add  the following language to the end of Section 14(c):
--------------------------------------------------------

           Applicable accounts, books and records of the Bank shall be open to inspection and audit at all reasonable times during normal business hours upon reasonable advance notice by Customer's independent public accountants and by employees of Customer designated to the Bank. All such materials shall, to the extent applicable, be maintained and preserved in conformity with the Act and the rules and regulations thereunder, including without limitation, SEC Rule 31a.


Add  the following language to the end of Section 14(i):
--------------------------------------------------------

Termination as to One or More Portfolios.
-----------------------------------------
This Agreement may be terminated as to one or more Portfolios (but less than all the Portfolios) by delivery of an amended Schedule A deleting all such Portfolios, in which case termination as to the deleted Portfolios shall take effect sixty (60) days after the date of such delivery. The execution and delivery of an amended Schedule A which deletes one or more Portfolios, shall constitute a termination hereof only with respect to such deleted Portfolios, shall be governed by the preceding provisions of Section 14 as to the identification of a successor custodian and the delivery of the Assets of the Portfolio so deleted to such successor custodian, and shall not affect the obligations of the Bank and the Customer hereunder with respect to the other Portfolios set forth in Schedule A, as amended from time to time.


The  following is added as Section 14(j):
-----------------------------------------

(j)  Several Obligations of the Portfolios.
-------------------------------------------
With respect to any obligations of the Customer on behalf of the Portfolios and their related Accounts arising hereunder, the Custodian shall look for payment or satisfaction of any such obligation solely to the assets and property of the Portfolio and such Accounts to which such obligation relates as though the Customer had separately contracted with the Custodian by separate written instrument with respect to each Portfolio and its Accounts.

                                   Schedule A
                                   ----------

1. Vanguard World Fund Inc. - International Growth Portfolio

2. Vanguard Specialized Portfolios Inc. - Gold and Precious Metals

                                   SCHEDULE B
                                   ----------
                           SUB-CUSTODIANS APPOINTED BY
                           ---------------------------
               THE CHASE MANHATTAN BANK, N.A., FOR GLOBAL CUSTODY
               --------------------------------------------------
                                AS OF MARCH 1996
                                ----------------


COUNTRY       SUB-CUSTODIAN                        CORRESPONDENT BANK
--------------------------------------------------------------------------------

ARGENTINA     The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
              Arenales 707, 5th Floor            Buenos Aires
              De Mayo 130/140
              1061 Buenos Aires
              ARGENTINA

AUSTRALIA     The Chase Manhattan Bank           The Chase Manhattan Bank, N.A.
              Australia Limited                  Australia Limited
              36th Floor                         Sydney
              World Trade Centre
              Jamison Street
              Sydney
              New South Wales 2000
              AUSTRALIA

AUSTRIA       Creditanstalt - Bankverein           Credit Lyonnais
              Schottengasse 6                      Vienna
              A - 1011, Vienna
              AUSTRIA

BANGLADESH    Standard Chartered Bank              Standard Chartered Bank
              18-20 Motijheel C.A.                 Dhaka
              Box 536,
              Dhaka-1000
              BANGLADESH

BELGIUM       Generale Bank                        Credit Lyonnais Bank
              3 Montagne Du Parc                   Brussels
              1000 Bruxelles
              BELGIUM

BOTSWANA      Barclays Bank of Botswana Limited    Barclays Bank of Botswana
              Barclays House                       Gaborone
              Khama Crescent
              Gaborone
              BOTSWANA

BRAZIL        Banco Chase Manhattan, S.A.          Banco Chase Manhattan S.A.
              Chase Manhattan Center               San Paulo
              Rua Verbo Divino, 1400
              Sao Paulo, SP 04719-002
              BRAZIL

CANADA        The Royal Bank of Canada             Royal Bank of Canada
              Royal Bank Plaza                     Toronto
              Toronto
              Ontario  M5J 2J5
              CANADA

              Canada Trust                         Royal Bank of Canada
              Canada Trust Tower                   Toronto
              BCE Place
              161 Bay at Front
              Toronto
              Ontario  M5J 2T2
              CANADA


CHILE         The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
              Agustinas 1235                     Santiago
              Casilla 9192
              Santiago
              CHILE

COLOMBIA      Cititrust Colombia S.A.              Cititrust Colombia S.A.
              Sociedad Fiduciaria                   Sociedad Fudiciaria
              Carrera 9a No 99-02                   Santafe de Bogota
              Santafe de Bogota, DC
              COLOMBIA

CZECH         Ceskoslovenska Obchodni Banka, A.S.  Komercni Banka, A.S.,,
 REPUBLIC     Na Prikope 14                         Praha
              115 20 Praha 1
              CZECH REPUBLIC

DENMARK       Den Danske Bank                      Den Danske Bank
              2 Holmens Kanala DK 1091             Copenhagen
              Copenhagen
              DENMARK

EGYPT         National Bank of Egypt               National Bank of Egypt
              24 Sherif Street                     Cairo
              Cairo
              EGYPT

EUROBONDS     Cedel S.A.            .              ECU:Lloyds Bank PLC
              67 Boulevard Grande Duchesse         International Banking
               Charlotte                            Division
              LUXEMBOURG                           London
              A/c The Chase Manhattan Bank, N.A.   For all other currencies: see
              London                                relevant country
              A/c No. 17817

EURO CDS      First Chicago Clearing Centre        ECU:Lloyds Bank PLC
              27 Leadenhall Street                 Banking Division London
              London EC3A 1AA                      For all other currencies: see
              UNITED KINGDOM                        relevant country

FINLAND       Merita Bank KOP                      Merita Bank KOP
              Aleksis Kiven 3-5                    Helsinki
              00500 Helsinki
              FINLAND

FRANCE        Banque Paribas                       Societe Generale
              Ref256                               Paris
              BP 141
              3, Rue D'Antin
              75078 Paris
              Cedex 02
              FRANCE

GERMANY       Chase Bank A.G.                      Chase Bank A.G.
              Alexanderstrasse 59                  Frankfurt
              Postfach 90 01 09
              60441 Frankfurt/Main
              GERMANY

GHANA         Barclays Bank of Ghana               Barclays Bank
              Barclays House                       Accra
              High Street
              Accra
              GHANA

GREECE        Barclays Bank Pic                  National Bank of Greece S.A.
              1 Kolokotroni Street               Athens
              10562 Athens                       A/c Chase Manhattan Bank, N.A.
              GREECE                             London
                                                 A/c No. 040/7/921578-68

HONG KONG     The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
              40/F One Exchange Square           Hong Kong
              8, Connaught Place
              Central, Hong Kong
              HONG KONG

HUNGARY       Citibank Budapest Rt.                Citibank Budapest Rt.
              Vaci Utca 19-21                      Budapest
              1052 Budapest V
              HUNGARY

INDIA         The Hongkong and Shanghai            The Hongkong and Shanghai
               Banking Corporation Limited          Banking Corporation Limited
              52/60 Mahatma Gandhi Road            Bombay
              Bombay 4000 001
              INDIA

              Deutsche Bank AG, Bombay Branch      Deutsche Bank
              Securities & Custody Services        Bombay
              Kodak House
              222 D.N. Road, Fort
              Bombay 4000 001
              INDIA

INDONESIA     The Hongkong and Shanghai          The Chase Manhattan Bank, N.A.
               Banking Corporation Limited       Jakarta
              World Trade Center
              J1. Jend Sudirman Kav. 29-31
              Jakarta 10023
              INDONESIA

IRELAND       Bank of Ireland                      Allied Irish Bank
              International Financial Services     Dublin
               Centre
              Dublin 1
              IRELAND

ISRAEL        Bank Leumi Le-Israel B.M.            Bank Leumi Le-Israel B.M.
              19 Herzl Street                      Tel Aviv
              61000 Tel Aviv
              ISRAEL

ITALY         The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
              Piazza Meda 1                      Milan
              20121 Milan
              ITALY

JAPAN         The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
              1-3 Marunouchi 1-Chome             Tokyo
              Chiyoda-Ku
              Tokyo 100
              JAPAN

JORDAN        Arab Bank Limited                    Arab Bank Limited
              P O Box 950544-5                     Amman
              Amman
              Shmeisani
              JORDAN

KENYA         Barclays Bank of Kenya               Barclays Bank of Kenya
              Third Floor                          Nairobi
              Queensway House
              Nairobi
              KENYA

LUXEMBOURG    Banque Generale du Luxembourg S.A.   Banque Generale du Luxembourg
              50 Avenue J.F. Kennedy                S.A.
              L-2951 LUXEMBOURG                    Luxembourg

MALAYSIA      The Chase Manhattan Bank, N.A.      The Chase Manhattan Bank, N.A.
              Pernas International                Kuala Lumpur
              Jalan Sultan Ismail
              50250, Kuala Lumpur
              MALAYSIA

MAURITIUS     Hongkong and Shanghai Banking      Hongkong and Shanghai Banking
               Corporation Ltd                   Corporation Ltd.
              Curepipe                           Curepipe
              MAURITIUS

MEXICO        The Chase Manhattan Bank, S.A.       No correspondent bank
(Equities)    Montes Urales no. 470, 4th Floor
              Col. Lomas de Chapultepec
              11000 Mexico D.F.

(Government   Banco Nacional de Mexico             No correspondent bank
 Bonds)       Avenida Juarez No. 104 - 11 Piso
              06040 Mexico D.F.
              MEXICO

MORROCO       Banque Commerciale du Maroc          Banque Commercial du Maroc
              2 Boulevard Moulay Youssef           Casablanca
              Casablanca 20000
              MORROCO

NETHERLANDS   ABN AMRO N.V.                        Generale Bank
              Securities Centre                    Nederland N.V.
              P O Box 3200                         Rotterdam
              4800 De Breda
              NETHERLANDS

NEW ZEALAND   National Nominees Limited            National Bank of New Zealand
              Level 2 BNZ Tower                    Wellington
              125 Queen Street
              Auckland
              NEW ZEALAND

NORWAY        Den Norske Bank                      Den Norske Bank
              Kirkegaten 21                        Oslo
              Oslo 1
              NORWAY

PAKISTAN      Citibank N.A.                        Citibank N.A.
              State Life Building No. 1            Karachi
              I.I. Chundrigar Road
              Karachi
              PAKISTAN

              Deutsche Bank                        Deutsche Bank
              Unitowers                            Karachi
              I.I. Chundrigar Road
              Karachi
              PAKISTAN

PERU          Citibank, N.A.                       Citibank N.A.
              Camino Real 457                      Lima
              CC Torre Real - 5th Floor
              San Isidro, Lima  27
              PERU

PHILIPPINES   The Hongkong and Shanghai            The Hongkong and Shanghai
               Banking Corporation Limited          Banking Corporation Limited
              Hong Kong Bank Centre 3/F            Manila
              San Miguel Avenue
              Ortigas Commercial Centre
              Pasig Metro Manila
              PHILIPPINES

POLAND        Bank Polska Kasa Opieki S.A.         Bank Polska Kasa Opieki S.A.
              Curtis Plaza                         Warsaw
              Woloska 18
              02-675 Warsaw
              POLAND

              For Mutual Funds:
              Bank Handlowy W. Warsawie. S.A.      Bank Polska Kasa Opieki S.A.
              Custody Dept.                        Warsaw
              Capital Markets Centre
              U1, Nowy Swiat 6/12
              00-920 Warsaw
              POLAND

PORTUGAL      Banco Espirito Santo & Comercial     Banco Nacional Ultra Marino
               de Lisboa                           Lisbon
              Servico de Gestaode Titulos
              R. Mouzinho de Silveira, 36 r/c
              1200 Lisbon
              PORTUGAL

RUSSIA        Chase Manhattan Bank International   Chase Manhattan Bank
               ("CMBI")                            New York
              1st Tverskaya - Yamskaya, 23         A/C Chase Manhattan Bank
              125047 Moscow                        London (US$ Nostro Account)
              RUSSIA

SHANGHAI      The Hongkong and Shanghai            Citibank
 (CHINA)        Banking Corporation Limited        New York
              Shanghai Branch
              Corporate Banking Centre
              Unit 504, 5/F Shanghai Centre
              1376 Nanjing Xi Lu
              Shanghai
              THE PEOPLE'S REPUBLIC OF CHINA

SHENZHEN      The Hongkong and Shanghai          The Chase Manhattan Bank, N.A.
 (CHINA)        Banking Corporation Limited      Hong Kong
              1st Floor
              Central Plaza Hotel
              No.1 Chun Feng Lu
              Shenzhen
              THE PEOPLE'S REPUBLIC OF CHINA

SINGAPORE     The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
              Shell Tower                        Singapore
              50 Raffles Place
              Singapore 0104
              SINGAPORE

SLOVAK        Ceskoslovenska Obchodni Banka, A.S.  Ceskoslovenska Obchodni Banka
REPUBLIC      Michalska 18                         Slovak Republic
              815 63 Bratislava
              SLOVAK REPUBLIC

SOUTH AFRICA  Standard Bank of South Africa        Standard Bank of South Africa
              Standard Bank Chambers               South Africa
              46 Marshall Street
              Johannesburg 2001
              SOUTH AFRICA

SOUTH KOREA   The Hongkong and Shanghai            The Hongkong and Shanghai
               Banking Corporation Limited           Banking Corporation Limited
              6/F Kyobo Building                   Seoul
              #1 Chongro, 1-ka Chongro-Ku
              Seoul
              SOUTH KOREA

SPAIN         The Chase Manhattan Bank, N.A.       Banco Bilbao Vizcaya,
              Calle Peonias 2                      Madrid
              7th Floor
              La Piovera
              28042 Madrid
              SPAIN

SRI LANKA     The Hongkong and Shanghai            The Hongkong and Shanghai
               Banking Corporation Limited           Banking Corporation Limited
              Unit #02-02 West Block,              Colombo
              World Trade Center
              Colombo 1,
              SRI LANKA

SWEDEN        Skandinaviska Enskilda Banken        Svenska Handelsbanken
              Kungstradgardsgatan                  Stockholm
              Stockholm S-106 40
              SWEDEN

SWITZERLAND   Union Bank of Switzerland            Union Bank of Switzerland
              45 Bahnhofstrasse                    Zurich
              8021 Zurich
              SWITZERLAND

TAIWAN        The Chase Manhattan Bank, N.A.       No correspondent Bank
              115 Min Sheng East Road - Sec 3,
              9th Floor
              Taipei
              TAIWAN
              Republic of China

THAILAND      The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
              Bubhajit Building                  Bangkok
              20 North Sathorn Road
              Silom, Bangrak
              Bangkok 10500
              THAILAND

TUNISIA       Banque Internationale Arabe          Bangue Internationale Arabe
               de Tunisie                           de Tunisie
              70-72 Avenue Habib Bourguiba         Tunisia
              P. O. Box 520
              1080 Tunis Cedex
              TUNISIA

TURKEY        The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
              Emirhan Cad. No: 145               Istanbul
              Atakule, A Blok Kat:11
              80700-Dikilitas/Besiktas
              Istanbul
              TURKEY

U.K.          The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
              Woolgate House                     London
              Coleman Street
              London  EC2P 2HD
              UNITED KINGDOM

                                  AMENDMENT #1
                                  ------------

     The following is an amendment ("Amendment") to the Global Custody Agreement dated April 16, 1996 (the "Agreement") by and between The Chase Manhattan Bank, N.A. (the "Bank") and The Vanguard Group, Inc. ("Customer") on behalf of certain of its portfolios listed on Schedule A thereto (individually a "Portfolio" and collectively the "Portfolios"). Bank and Customer hereby agree that all of the terms and conditions as set forth in the Agreement are hereby incorporated by reference with respect to the Portfolios listed below.

     Schedule A is hereby amended as follows:

     The following Portfolios are hereby added to Schedule A:

           Vanguard/Wellington Fund, Inc.

           Vanguard/Wellesley Income Fund, Inc.

           Vanguard Tax-Managed Fund, Inc.
               Growth and Income Portfolio
               Capital Appreciation Portfolio
               Balanced Fund

           Vanguard Fixed Income Securities Fund, Inc.
               High-Yield Corporate Portfolio
               Long-Term Corporate Portfolio
               GNMA Portfolio

           Vanguard Bond Index Fund, Inc.
               Total Bond Market Portfolio

           Vanguard LIFEStrategy Funds
               Income Portfolio
               Conservative Growth Portfolio
               Moderate Growth Portfolio
               Growth Portfolio

           AGREED TO as of July 19, 1996 BY:
                           -------------

The Vanguard Group, Inc.                    The Chase Manhattan Bank, N.A.

By:      /s Karen E. West                   By:      /s Michelle David
            -------------                               ---------------
Title:   Principal/Controller               Title:   Vice President
         --------------------                        --------------

                                  AMENDMENT #2
                                  ------------

         The following is an amendment ("Amendment") to the Global Custody Agreement dated April 16, 1996 (the "Agreement") by and between The Chase Manhattan Bank, N.A. (the "Bank") and The Vanguard Group, Inc. ("Customer") on behalf of certain of its portfolios listed on Schedule A thereto (individually a "Portfolio" and collectively the "Portfolios"). This Amendment serves to update the names of the Portfolios listed on Schedule A and Amendment #1. Bank and Customer hereby agree that all of the terms and conditions as set forth in the Agreement are hereby incorporated by reference with respect to the Portfolios listed below.

Schedule A and Amendment #1 are hereby amended as follows:

Vanguard World Funds
   Vanguard International Growth Fund

Vanguard Specialized Funds
   Vanguard Gold and Precious Metals Fund

Vanguard Wellington Fund

Vanguard Wellesley Income Fund

Vanguard Tax-Managed Funds
   Vanguard Tax-Managed Growth and Income Fund
   Vanguard Tax-Managed Capital Appreciation Fund
   Vanguard Tax-Managed Balanced Fund

Vanguard Fixed Income Securities Funds
   Vanguard High-Yield Corporate Fund
   Vanguard Long-Term Corporate Fund
   Vanguard GNMA Fund

Vanguard Bond Index Funds
   Vanguard Total Bond Market Index Fund

Vanguard STAR Funds
   Vanguard LifeStrategy Income Fund
   Vanguard LifeStrategy Conservative Growth Fund
   Vanguard LifeStrategy Moderate Growth Fund
   Vanguard LifeStrategy Growth Fund

AGREED TO as of April 24, 2000 BY:

The Vanguard Group, Inc.                    The Chase Manhattan Bank, N.A.

By:      /s Raymond J. Klapinsky            By:      /s James E. Cecere, Jr.

Name:    Raymond J. Klapinsky               Name:    James E. Cecere, Jr.

Title:   Managing Director and              Title:   Vice President
         Secretary

                                  AMENDMENT #3
                                  ------------

         The following is an amendment ("Amendment") to the Global Custody Agreement dated April 16, 1996 (the "Agreement") by and between The Chase Manhattan Bank (formerly known as The Chase Manhattan Bank, N.A.) (the "Bank") and The Vanguard Group, Inc. ("Customer") on behalf of certain of its portfolios listed on Schedule A thereto (individually a "Portfolio" and collectively the "Portfolios"). This Amendment serves to update the names of the Portfolios listed on Schedule A and Amendment #2. Bank and Customer hereby agree that all of the terms and conditions as set forth in the Agreement are hereby incorporated by reference with respect to the Portfolios listed below.

Schedule A and Amendment #2 are hereby amended as follows:

Vanguard World Funds
   Vanguard International Growth Fund

Vanguard Specialized Funds
   Vanguard Gold and Precious Metals Fund
   Vanguard Health Care Fund

Vanguard Wellington Fund

Vanguard Wellesley Income Fund

Vanguard Tax-Managed Funds
   Vanguard Tax-Managed Growth and Income Fund
   Vanguard Tax-Managed Capital Appreciation Fund
   Vanguard Tax-Managed Balanced Fund
   Vanguard Tax-Managed Small-Cap Fund

Vanguard Fixed Income Securities Funds
   Vanguard High-Yield Corporate Fund
   Vanguard Long-Term Corporate Fund
   Vanguard GNMA Fund
   Vanguard Inflation-Protected Securities Fund

Vanguard Bond Index Funds
   Vanguard Total Bond Market Index Fund

Vanguard STAR Funds
   Vanguard LifeStrategy Income Fund
   Vanguard LifeStrategy Conservative Growth Fund
   Vanguard LifeStrategy Moderate Growth Fund

   Vanguard LifeStrategy Growth Fund
   Vanguard Developed Markets Index Fund
   Vanguard Institutional Developed Markets Index Fund

Vanguard Index Funds
   Vanguard 500 Index Fund
   Vanguard Total Stock Market Index Fund
   Vanguard Value Index Fund
   Vanguard Growth Index Fund
   Vanguard Small-Cap Index Fund


AGREED TO as of May 26, 2000 BY:

The Vanguard Group, Inc.                    The Chase Manhattan Bank, N.A.

By:      /s Raymond J. Klapinsky            By:      /s James E. Cecere, Jr.

Name:    Raymond J. Klapinsky               Name:    James E. Cecere, Jr.

Title:   Managing Director and              Title:   Vice President
         Secretary

FIXED INCOME GROUP
ASSET

FUND #                       NAME
---------------------------------------------------------------
MM Fund
50                           Treasury Money Market Fund
33                           Federal Money Market Fund
30                           Prime Money Market Fund
66                           Prime Money Market Fund Inst

ADMIRAL FUNDS
11                           Admiral Treasury Money Market
12                           Admiral Short-Term Treasury
19                           Admiral Intermediate-Term Treasury
20                           Admiral Long-Term Treasury

FIXED INCOME FUNDS
32                           Short-Term Treasury Fund
49                           Short-Term Federal Fund
39                           Short-Term Corporate Fund
858                          Short-Term Corporate Fund Inst
35                           Intermediate-Term Treasury Fund
71                           Intermediate-Term Corporate Fund
83                           Long-Term Treasury Fund

INDEX FUNDS
02                           Balanced Index Fund (40%)
314                          Intermediate-Term Bond Index
522                          Long-Term Bond Index
132                          Short-Term Bond Index
84                           Total Bond Market Index Fund
222                          Total Bond Market Index Inst

TAX MANAGED
103                          Tax-Managed Balanced Fund (50%)

VARIABLE ANNUITY
64                           VVAP - Money Market
67                           VVAP - High-Grade Bond
144                          VVAP - Short-Term Corporate

FUND #                       NAME
------------------------------------------------------------
STATE TAX-EXEMPT MM
62                           CA Tax-Exempt Money Market
95                           NJ Tax-Exempt Money Market
163                          NY Tax-Exempt Money Market
96                           OH Tax-Exempt Money Market
63                           PA Tax-Exempt Money Market

NATIONAL TAX-EXEMPT MM
45                           Tax-Exempt Money Market (Nat'l)

TAX-EXEMPT INCOME FUNDS
41                           Short-Term Tax-Exempt
31                           Limited-Term Tax-Exempt
42                           Intermediate-Term Tax-Exempt
58                           Insured Long-Term Tax-Exempt
43                           Long-Term Tax-Exempt
44                           High Yield Tax-Exempt

STATE TAX-EXEMPT INCOME FUNDS
100                          CA Insured IT Tax-Exempt Fund
75                           CA Insured LT Tax-Exempt Fund
18                           FL Insured LT Tax-Exempt Fund
168                          MA Tax-Exempt Fund
14                           NJ Insured LT Tax-Exempt Fund
76                           NY Insured LT Tax-Exempt Fund
97                           OH Insured LT Tax-Exempt Fund
77                           PA Insured LT Tax-Exempt Fund

                               CUSTODIAN AGREEMENT

     This Agreement, made as of this 3rd day of May, 1991, between Vanguard Fixed Income Securities Fund, Inc ("The Fund"), a Corporation operating as an open end investment company, duly organized under the laws of Maryland and CoreStates Bank, N. A. a national bank:

                                   WITNESSETH:

     WHEREAS, the Fund desires to appoint CoreStates Bank, N.A as custodian of its Securities and principal cash, CoreStates Bank, N.A. is willing to act in such capacity upon the terms and conditions herein set forth; and

     WHEREAS, CoreStates Bank, N.A. in its capacity as custodian hereunder will also collect and apply the dividends and interest on said Securities in the manner and to the extent herein set forth:

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto, intending to be legally bond, do hereby agree as follows:

     SECTION 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.

     Custodian: The term Custodian shall mean CoreStates Bank, N. A. in its capacity as custodian under this Agreement.

     Fund: The term Fund shall mean Vanguard Fixed Income Securities Fund, Inc. The Fund an open-end diversified management investment trust commonly known as "Mutual Fund".

     Proper Instructions: For purposes of this Agreement the Custodian shall be deemed to have received Proper Instructions by the affirmation of trades by the Fund upon receipt of written, telephone or telegraphic instructions from a person or persons reasonably believed by the Custodian to be a person or persons authorized from time to time by the Board of Directors of the Fund to give the particular class of instructions, including. the nature of the action to be taken by the Board of Directors and providing information relevant thereto. Telephone or telegraphic instructions shall be confirmed in writing by such person or persons as the Board of Directors shall have from time to time authorized to give the particular class of instructions in question. The Custodian may act upon telephone or telegraphic instructions without awaiting receipt of written confirmation, and shall not be liable for Funds failure to confirm such instructions in writing.

     Securities: The term Securities shall mean bonds, debentures, notes, stocks, evidences of indebtedness, and other securities and investments from time to time owned by the Portfolios of the Fund.

     Shareholders: The term Shareholders shall mean the registered owners from time to time of the Shares of the Fund in accordance with the stock registry records maintained by the Fund or agents on its behalf.

     Shares: The term Shares shall mean the shares of stock of the Fund.

     SECTION 2. The Fund shall from time to time file with the Custodian a certified copy of each resolution of its Board of Directors authorizing the person or persons to give Proper Instructions (as defined in SECTION 1) and specifying the class of instructions that may be given by each person to the Custodian under this Agreement, together with certified signatures of such persons authorized to sign, which shall constitute conclusive evidence of the authority of the officers and signatories designated therein to act, and shall be considered in full force and effect with the Custodian fully protected in acting in reliance thereon until it receives written notice to the contrary: provided, however, that if the certifying officer is authorized to give Proper Instructions, the certification shall be also signed by a second officer of the Fund.

     SECTION 3. The Fund hereby appoints the Custodian as custodian of the Securities of the Fund and cash from time to time on deposit hereunder, to be held by the Custodian and applied as provided in this Agreement. The Custodian hereby accepts such appointment subject to the terms and conditions hereinafter provided. Such Securities and cash shall, however, be segregated from the assets of others and shall be and remain the sole property of the Fund and the Custodian shall have only the bare custody thereof. The Securities held by the Custodian shall, unless payable to bearer, be registered in the name of the Custodian or in the name of its nominee. Securities except bearer securities, delivered from time to time to the Custodian upon purchase or otherwise shall in all cases be in due form for transfer or already registered as above provided.

     SECTION 4. The Fund will initially deposit with the Custodian the Securities owned by the Fund at the time this Agreement becomes effective.
Thereafter the Fund will cause to be deposited with the Custodian additional Securities as the same are purchased or otherwise acquired from time to time.

     The Fund will make an initial deposit of cash or securities to be held and applied by the Custodian hereunder. Thereafter the Fund will cause to be deposited with the Custodian hereunder

(i) the net proceeds of Securities sold from time to time and
(ii) the applicable net asset value of Shares sold from time to time whether representing initial issue, other stock or reinvestment of dividends and/or distributions payable to Shareholders.

     The Fund warrants that it shall keep all of its Securities, similar investment, cash proceeds and other cash assets of the Fund in the custody of the Custodian, except where permitted to otherwise keep, deposit, loan, pledge of otherwise dispose of or maintain such assets in accordance with applicable law, including Section 17 (f) of the Investment Company Act of 1940, and rules, regulations, or orders of the Securities and Exchange Commission.

     SECTION 5. The Custodian will collect from time to time the dividends and interest on the Securities held by it hereunder and will deposit the same in the Fund's account. The Custodian is authorized to advance or pay out of -said account accrued interest on bonds purchased and dividends on stocks sold and like items. In the event that any dividends or interest payments are received by the Fund, the Fund will endorse to the Custodian, or cause to be endorsed, dividend and interest checks and will issue appropriate orders to the issuers of the Securities to pay dividends and interest to the Custodian. Subject to proper reserves for dividends owing on stocks sold and like items, the Custodian will disburse the money from time to time on deposit in the account to or upon the order of the Fund as it may from time to time direct in accordance with this Agreement.

     SECTION 6. The Custodian is hereby authorized and directed to disburse cash from time to time as follows:

     (a) to pay the proper compensation and expenses of the Custodian upon receipt of Proper Instructions:

     (b) to transfer funds to the Transfer Agent or other dividend disbursing agent to pay dividends and/or distributions which may be declared by the Board of Directors of the Fund-upon receipt of Proper Instructions;

     (c) to pay, or provided the Fund with money to pay taxes upon receipt of Proper Instructions;

     (d) for the purpose of completing the purchase of securities purchased by the Fund, upon receipt of (i) Proper Instructions specifying the securities and stating the purchase price, and the name of the broker, investment banker or other party to or upon whose order the purchase price is to be paid: and (ii) upon receipt of such physical Securities by the custodian or on the Contractual Settlement Date for trade affirmed through National Institutional Delivery System (NIDS);

     (e) for the purpose of redeeming or purchasing Shares, upon receipt of Proper Instructions stating the applicable redemption amounts payable, to the Transfer Agent or other appropriate party:

     (f) for the purpose of exercising warrants and rights received upon the Securities, upon timely (that is, not less than three business days on which the Bank is open prior to any applicable deadline) receipt of Proper Instructions authorizing the exercise of such warrants and rights and stating the consideration to be paid:

     (g) for the purpose of paying over to the Transfer Agent or dividend disbursing agent such amounts as may be stated in Proper Instructions, representing proceeds of the sale of warrants, rights, stock dividends, profit and increases in values of the Securities, as the Fund may determine to include in dividends and/or distributions on the shares:

     (h) for the purpose of paying in whole or in part any loan of the fund upon receipt of Proper Instructions directing payment and stating the Securities, if any, to be received against payment:

     (i) to pay interest, investment management or supervisory fees, administration, dividend and transfer agency fees and costs, compensation of personnel, or operating expenses (including, without limitation thereto, fees for legal purposes. Before making any such payment or disbursement, however, the Custodian shall receive (and may conclusively rely upon) Proper Instructions requesting such payment or disbursement and stating that it is for one or more of the purposes hereinabove enumerated,provided that if the disbursement is for other proper purposes, the instructions shall be in writing and shall state that the disbursement was authorized by resolution of the Board of Directors of the Fund and is for a proper purpose.

     SECTION 7. The Custodian is hereby authorized and directed to deliver securities from time to time as follows:

     (a) for the purpose of completing sales of Securities sold by the Fund, upon receipt of (i) Proper Instructions specifying the Securities sold & stating the amount to be received and the broker, investment banker or other party to or upon whose order the Securities are to be delivered and (ii) for physical Securities to be delivered against receipt by the purchaser or purchaser's agent in accordance with the current "street delivery" custom or upon receipt of net proceeds or on Contractual Settlement Date for those trades affirmed through the National Institutional Delivery System (NIDS).

     (b) for the purpose of exchanging Securities for other Securities and/or cash upon timely (as defined in subsection 6f) receipt of (i) Proper Instructions stating the Securities to be delivered and the Securities and/or cash to be received in

1 exchange and the manner in which the exchange is to be made, and (ii) against receipt of the other Securities and/or cash as specified in the Proper
Instructions:

     (c) for the purpose of exchanging or converting securities pursuant to their terms or pursuant to any plan of conversion, consolidation, recapitalization, reorganization, readjustment or otherwise, upon timely (as defined in Subsection 6f) receipt of (i) Proper Instructions authorizing such exchange or conversion and stating the manner in which such exchange or conversion is to t be made, and (ii) against receipt of the Securities, certificates of deposit, interim receipts, and/or cash to be received as specified in the Proper Instructions;

     (d) for the purpose of presenting Securities for payment which have matured
or  have  been  called  for  redemption  upon  receipt  of  appropriate   Proper
Instructions;

     (e) for the purpose of delivery of Securities upon redemption of Shares in kind, upon receipt of appropriate Proper Instructions; or

     (f) for the purpose of depositing with the lender Securities to be held as collateral of a loan to the Fund upon receipt of Proper Instructions directing delivery to the lender.

     SECTION 8. The Custodian will upon receipt of Proper Instructions, which may be continuing instructions, execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither the Custodian nor its nominee shall vote thereon or give any consent or take any action with respect thereto (except as otherwise therein provided) unless ordered to do so by Proper Instructions.

     SECTION 9. The Custodian's compensation shall be as set forth in Schedule A hereto attached, or as shall be set forth in amendments to such schedule approved by the Fund and the Custodian.

     SECTION 10. The Custodian assumes only the usual duties or obligations normally performed by custodians of mutual funds. It specifically assumes no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Fund whether or not on deposit hereunder, it being understood that the responsibility for the proper and timely management, investment and reinvestment of said Securities shall be that of the Fund and its investment advisors.

     In connection with its functions under the Agreement, the Custodian shall:

     a) obtain a "due bill" for dividends, interest, or other distributions of the insurer, due the purchaser in connection with securities delivered to the Custodian;

     b) render to the Fund a daily report of all monies received or paid on behalf of the Fund and such listings of Securities held by the Custodian for the account of the fund as may from time to time be requested by the Fund;

     c) execute ownership and other certificates and affidavits for all Federal and State tax purposes in connection with the collection of bond and note coupons;

     d) present for payment on the date of payment all coupons and other periodic income items requiring presentation; monitor and record the collection of Funds in accounts maintained by the Custodian, in the name of the Fund, on the actual settlement date of the transaction:

     e) monitor and record the collection of Funds in accounts maintained by the Custodian, in the name of the Fund, on the actual settlement date of the transaction.

     f) create, maintain and retain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund with respect to said Custodian activities and obligations under the Investment Company Act of 1940, particularly
          Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable Federal and State tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All records maintained by the Custodian in connection with the performance of its duties under this Agreement will remain the property of the Fund and in the event of termination of this Agreement will be relinquished to the Fund.

     If the Custodian  does not receive  payment for items due under  subsection
(a), (d), or (e) within a reasonable time after it has made proper demands for the same, it shall so notify the Fund in writing, including copies of all demand letters, and written responses thereto, and memoranda of all oral responses thereto and to telephonic demands, and await Proper Instructions; the Custodian shall not be obliged to take legal action for collection except by its consent and unless and until reasonable indemnified to its satisfaction. It shall also notify the Fund as soon as reasonably practicable whenever income due on Securities is not collected in due course.

          The Custodian shall not be liable for any taxes, assessments, or governmental charges which may be levies or assessed upon the securities held by it hereunder, or upon the income therefrom or otherwise whatsoever. The Custodian may pay any such tax, assessment or charge and reimburse itself out of the monies of the Fund or out of the Securities held hereunder.

          SECTION 11. No liability of any kind shall be attached to or incurred by the Custodian by reason of its custody of the funds, assets, or shares held by it from time to time under this

Agreement, or otherwise by reason of its position as custodian hereunder, except only for its own negligence, bad faith, or willful misconduct in the performance of its duties as specifically set forth in the Agreement. Without limiting the generality of the foregoing sentence, the Custodian:

     (a) May rely upon the advice of counsel, who may be counsel for the Fund or for the Custodian, and upon statements of accounts, brokers and other persons believed by it in good faith to be expert in the matters upon which they are consulted; and for any action taken or suffered in good faith based upon such advice or statements the Custodian shall not be liable to anyone:

     (b) Shall not be liable for anything done or suffered to be done in good faith in accordance with any request or advice of, or based upon information furnished by, the Fund or its authorized officers or agents:

     (c) Is authorized to accept a certificate of the Secretary or Assistant Secretary of the Fund, or Proper Instructions, to the effect that a resolution in the form submitted has been duly adopted by its Board of Directors or by the Shareholders, as conclusive evidence that such resolution has been duly adopted and is in full force and effect;

     (d) May rely and shall be protected in acting upon any signature, written or oral (including telephone, telegraph or other mechanical) instructions, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document believed by it to be genuine and to have been signed, forwarded or presented by the Fund or other proper party or parties.

     SECTION 12. The Fund, its successors and assigns hereby indemnifies and holds harmless the Custodian, its successors and assigns, of and from any and all liability whatsoever arising out of or in connection with the Custodian's status, acts, or ommissions under this Agreement, except only for liability arising out of the Custodian's own negligence, bad faith, or willful misconduct in the performance of its duties specifically set forth in this Agreement. Without limiting the generality of the foregoing, the Fund, its successors and assigns does hereby fully indemnify and hold harmless the Custodian, its successors and assigns, from any and all loss, liability, claims, demand, actions, suits and expenses of any nature as the same may arise from the failure of the Fund to comply with any law, rule, regulations or order of the United States, any State or any other jurisdiction, governmental authority, body, or board relating to the sale, registration, qualification of the Securities sold in connection therewith, or from the failure of the Fund to perform any duty or obligation under this Agreement.

     Upon written request of the Custodian, the Fund shall assume the entire defense of any claim subject to the foregoing indemnity, or the joint defense with the Custodian of such claim, as the Custodian shall request. The indemnities and defense provisions of this SECTION 12 shall indefinitely survive termination of this Agreement.

     SECTION 13. This Agreement may be amended from time to time without notice to or approval of the Shareholders by a supplemental agreement executed by the Fund and the Custodian and amending and supplementing this Agreement in the manner mutually agreed.

     SECTION 14. Either the Fund or the  Custodian  may give one hundred  twenty
(120) days' written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice. In case such notice of termination is given either by the Fund or by the Custodian, the Board of Directors of the Fund shall, be resolution duly adopted, promptly appoint a Successor Custodian to serve upon the terms set forth in this Agreement as then amended and supplemented. Each Successor Custodian shall be a bank, trust company: or a bank and trust company in good. standing, with legal capacity to accept custody of the securities of a mutual fund, and meeting all of the requirements of SECTION 26 of the Investment Company Act of 1940. Upon receipt of written notice from the Fund of the appointment of such successor and upon receipt of Proper Instructions, the Custodian shall deliver such Securities and cash as it may then be holding hereunder directly to and only to the Successor Custodian. The Custodian ceasing to act shall neverless, upon request of the Fund and the Successor Custodian and upon payment of its charges and disbursements, execute an instrument in form approved by its counsel transferring to the Successor Custodian all the predecessor's Custodian's rights, duties, obligations and custody.

     In case the Custodian shall consolidate with or merge into any other corporation, the corporation remaining after -or resulting from such consolidation or merger shall ipso facto, without the execution of filing of any papers or other documents, succeed to and be substituted for the Custodian with like effect as though originally named as such.

     SECTION 15. This Agreement shall take effect on or such other date as the parties agree to transfer the Funds assets to the Custodian.

     SECTION 16. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     SECTION 17. Subject to the requirements of the Investment Company Act of 1940 and the Rules thereunder, the Custodian may, at any time or times appoint (and may at any time remove) any other bank, trust company or responsible commercial agent as its agent to carry out such of the provisions of this Agreement as the Custodian may from time to time direct, provided, however, that the appointment of such agent shall not relieve the Custodian of any of its responsibilities under this Agreement, and provided that any such agent shall have been approved by vote of the Directors of the Fund.

     SECTION 18. .Subject to security requirements of the Custodian applicable to its own employees having access to similar records within the Custodian and such regulations as to the conduct of such monitors as may be reasonably imposed by the Custodian after prior consultation with an officer of the Fund the books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officer of, attorneys for, and auditors employed by, the Fund.

     SECTION 19. Nothing contained in this Agreement is intended to or shall require the Custodian in any capacity hereunder to perform any functions or duties on any holiday or other day of special observance ,on which the Custodian is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and the Custodian are open.

     SECTION 20. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns: provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a resolution of its Board of Directors.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

 ATTEST                                  VANGUARD FIXED INCOME SECURITIES FUND,
                                         INC.


 BY:  Richard Scanlan                    BY:  Karen E. West

 ATTEST                                  PHILADELPHIA NATIONAL BANK


 BY:                                     BY:

                               CUSTODIAN CONTRACT

                                     Between

                   VANGUARD FIXED INCOME SECURITIES FUND, INC.
                                       and

                       STATE STREET BANK AND TRUST COMPANY

1. Employment of Custodian and Property to be Held By It..............1

2. Duties of the Custodian with Respect to Property of
   the Fund Held by the Custodian.....................................2
   2.1  Holding of Securities.........................................2
   2.2  Delivery of Securities........................................3
   2.3  Registration of Securities....................................8
   2.4  Bank Accounts.................................................9
   2.5  Payments for Shares..........................................10
   2.6  Availability of Federal Funds................................10
   2.7  Collection of Income.........................................10
   2.8  Payment of Fund Monies.......................................11
   2.9  Liability for Payment in Advance of
        Receipt of Securities Purchased..............................14
   2.10 Payments for Repurchases or Redemptions
         of Shares of the Fund.......................................15
   2.11 Appointment of Agents........................................15
   2.12 Deposit of Fund Assets in Securities System..................16
   2.12AFund Assets Held in the Custodian's Direct
        Paper System.................................................19
   2.13 Segregated Account...........................................21
   2.14 Ownership Certificates for Tax Purposes......................22
   2.15 Proxies......................................................22
   2.16 Communications Relating to Portfolio Securities..............23
   2.17 Proper Instructions..........................................24
   2.18 Actions Permitted Without Express Authority..................25
   2.19 Evidence of Authority........................................25

3. Duties of Custodian With Respect to the Books of Account
   and Calculation of Net Asset Value and Net Income.................26

4. Records...........................................................27

5. Opinion of Fund's Independent Accountants.........................27

6. Reports to Fund by Independent Public Accountants.................28

7. Compensation of Custodian.........................................28

8. Responsibility of Custodian.......................................28

9. Effective Period, Termination and Amendment.......................30

10.Successor Custodian...............................................31

11.Interpretive and Additional Provisions............................33

12.Additional Funds..................................................33

13.Massachusetts Law to Apply........................................34

14. Prior Contracts..................................................34

                               CUSTODIAN CONTRACT

     This Contract between Vanguard Fixed Income Securities Fund, Inc., a corporation organized and existing under the laws of Maryland, having its principal place of business at 1300 Morris Drive, Valley Forge, Pennsylvania, hereinafter called the "Fund", and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

                                   WITNESSETH:

     WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets: and

     WHEREAS, the Fund intends to initially offer shares in two series, the Short Term Treasury Portfolio and the Intermediate Term Treasury Portfolio (such series together with all other series subsequently established by the Fund and made subject to this Contract in accordance with paragraph 12, being herein referred to as the "Portfolio(s)"):

     NOW THEREFOR, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   Employment    of    Custodian    and    Property   to   be   Held   by   It
     ---------------------------------------------------------------------------
     The Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund pursuant to the provisions of the Articles of Incorporation. The Fund on behalf of the Portfolio(s) agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of capital stock of the Fund representing interests in the Portfolios, ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

     Upon receipt of "Proper Instructions" (within the meaning of Section 2.17), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Board of Directors of the Fund on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

2.   Duties of the Custodian with Respect to Property of the Fund Held By the
-----------------------------------------------------------------------------
Custodian
---------

2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, including all securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section 2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System" and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.12A.

2.2 Deliverer of Securities. The Custodian shall release and deliver securities owned by a Portfolio held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor:

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio,;

     3) In the case of a sale effected through a securities system, in accordance with the provisions of section 2.12 hereof;

     4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio:

     5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable: provided that, in any such case, the cash or other consideration is to be delivered to the
          Custodian:

     6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to
          Section 2.11 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1: or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian:

     7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom: provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;


     8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the

          Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any . loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral:

     11) For delivery as security in connection with any borrowings by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed:

     12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act(degree)) and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund:

     13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

     14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund, related to the Portfolio ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption: and

     15) For any other proper corporate purpose, but only upon receipt of, in addition to Proper

          Instructions from the Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3 Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.11 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in "street name" or other good delivery form.

          If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4 Bank Accounts. The Custodian shall open and maintain a . separate bank account or accounts in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board of Directors of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 Payments for Shares. The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Fund and deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

2.6 Availability of Federal Funds. Upon mutual agreement between the Fund on behalf of each applicable Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund on behalf of a Portfolio, make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio's account.

2.7 Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of
     Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

2.8 Payment of Fund Monies. Upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

          1) Upon the purchase of securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer: (b) in the case of a purchase effected through a Securities system, in accordance with the conditions set forth in Section 2.12 hereof;
               (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.12A; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the

               Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (e) for transfer to a time deposit account or pooled cash account of the Fund in any bank, whether domestic or foreign: such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Section 2.17:

          2)   In  connection   with   conversion,   exchange  or  surrender  of
               securities owned by the Portfolio as set forth in Section 2.2 hereof;

          3) For the redemption or repurchase of Shares issued by the Portfolio as set forth in Section 2.10 hereof;

          4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

          5) For the payment of any dividends on Shares of the Portfolio declared pursuant to the governing documents of the Fund;

          6) For payment of the amount of dividends received in respect of securities sold short;.

          7) For any other proper purpose, but only upon . receipt of, in addition to Proper Instructions from the Fund on behalf of the Portfolio, a certified copy of a resolution of the Board of Directors or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.9 Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund on behalf of such Portfolio to so pay in advance, the custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.10 Payments for Repurchases or Redemptions of Shares of the Fund. From such funds as may be available for the purpose but subject to the limitations of the Articles of Incorporation and any applicable votes of the Board of Directors of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Portfolio, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

2.11 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any-agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.12 Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by a Portfolio in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

               1) The Custodian may keep securities of the Portfolio in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

               2) The records of the custodian with respect to securities of the Portfolio which are maintained in a securities System shall - identify by book-entry those securities belonging to the Portfolio;

               3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment  for the  account  of the  Portfolio.  Copies of all advices from the Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shallfurnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Portfolio.

               4) The Custodian shall provide the Fund for the Portfolio with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

               5) The Custodian shall have received from the Fund on behalf of the Portfolio the initial or annual certificate, as the case may be, required by Article 9 hereof:

               6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

2.12 A Fund Assets Held in the Custodian's Direct Paper System The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

               1)   No  transaction  relating to  securities in the Direct Paper
                    System   will  be   effected   in  the   absence  of  Proper
                    Instructions from the Fund on behalf of the Portfolio;

               2) The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct
                    Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

               3) The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

               4) The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of. the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such, transfer and receipt of payment for the account of the Portfolio;

               5) The Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each days transaction in the Securities System for the account of the Portfolio;

                    The Custodian shall provide the Fund on behalf of the Portfolio with any report on its system of internal accounting control as the Fund may reasonably request from time to time.


2.13 Segregated Account. The Custodian shall upon receipt of Proper Instructions from the Fund on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to
     Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange
     Act), relating to compliance with the rules of The options clearing corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.14 Ownership certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of each Portfolio held by it and in connection with transfers of securities.

2.15 Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

2.16 Communications Relating to Portfolio Securities Subject to the provisions of section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action unless special arrangements made to the contrary have been agreed to by the Fund, on behalf of the Portfolio, and the Custodian.

2.17 Proper Instructions. Proper Instructions as used throughout this Article 2 means a writing signed or initialled by one or more person or persons as the Board of Directors shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Directors of the Fund accompanied by a detailed description of procedures approved by the Board of Directors, Proper Instructions may include communications effected directly between electromechanical or electronic devices provided that the Board of Directors and the Custodian are satisfied that such procedures afford adequate safeguards for the Portfolios' assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.13.

2.18 Actions Permitted without Express Authority. The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable Portfolio:

                    1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

                    2) surrender securities in temporary form for securities in definitive form:

                    3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments: and

                    4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board of Directors of the Fund.

2.19 Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

3. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

     The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Directors of the Fund to keep the books of account of each Portfolio and/or compute the net asset value per share of the outstanding shares of each Portfolio or, if directed in writing to do so by the Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Fund's currently effective prospectus related to such Portfolio and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Fund's currently effective prospectus related to such Portfolio.

4.   Records

          The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

5.   Opinion of Fund's Independent Accountant

          The Custodian shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the. Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

6.   Reports to Fund by Independent Public Accountants

          The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract: such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

7.   Compensation of Custodian

          The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund on behalf of each applicable Portfolio and the Custodian.

8.   Responsibility of Custodian

          So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

          If the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

          If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose for the benefit of-a Portfolio or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to. obtain reimbursement.

9.   Effective Period. Termination and Amendment

          This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing: provided, however that the Custodian shall not with respect to a Portfolio act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Fund has approved the initial use of a particular Securities System by such Portfolio and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by such Portfolio of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not with respect to a Portfolio act under Section 2.12A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors has approved the initial use of the Direct Paper System by such Portfolio and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by such Portfolio of the Direct Paper System; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board of Directors
     (i) substitute another bank or trust company for the" Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

          Upon termination of the Contract, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

10.  Successor Custodian

          If a successor custodian for the Fund, of one or more of the Portfolios shall be appointed by the Board of Directors of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

          If no such successor custodian shall be appointed, the custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

          In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

          In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Directors to appoint a successor custodian, the Custodian shall be .entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

11.  Interpretive and Additional Provisions

          In connection with the operation of this Contract, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract

12.  Additional Funds

          In the event that the Fund establishes one or more series of Shares in addition to Short Term Treasury Portfolio and Intermediate Term Treasury Portfolio with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

13.  Massachusetts Law to Apply

          This  Contract   shall  be  construed  and  the   provisions   thereof
     interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

14.  Prior Contracts

          This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the Fund's assets.

          IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 28th day of October, 1991.




ATTEST                                    VANGUARD FIXED INCOME SECURITIES
                                             FUND, INC.


                                          BY:
--------------------                         --------------------------
Assistant Controller                         Vice -President/Controller



ATTEST                                    STATE THE BANK AND TRUST COMPANY


                                          BY:
--------------------                         --------------------------
Assistant Secretary                           Vice President